Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-226625 on Form S-4 of our report dated March 29, 2018 relating to the consolidated financial statements of Phillips Edison & Company, Inc. (formerly known as Phillips Edison Grocery Center REIT I, Inc.), appearing in the joint proxy statement/prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
August 24, 2018